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                    EXHIBIT 10.7(C)(II) TO OGDEN 1997 FORM 10-K



                             OGDEN SELECT SAVINGS PLAN

                            CONSENT OF COMMITTEE MEMBERS
                                 IN LIEU OF MEETING


     The undersigned, being all of the members of the Administrative Committee of The Ogden 401(k) Plan (formerly known as the Administrative Committee of the Ogden Profit Sharing Plan) (the "Committee"), by unanimous consent in writing, without the formality of convening a meeting, do hereby severally and collectively consent to the following action:

     WHEREAS, effective as of October 1, 1990, the Board of Directors of Ogden Services Corporation adopted the Ogden Select Savings Plan (the "Plan") to enable certain employees of Ogden Services Corporation (the "Corporation") to defer a portion of their compensation to a later date or event; and

     WHEREAS, effective January 1, 1995, the Plan was amended and restated;

     WHEREAS, the Committee desires to amend the Plan to provide a brokerage investment option and to change the Plan's eligibility provisions; and

     WHEREAS, Section 7.2 of the Plan authorizes the Committee to amend the Plan, provided that such amendment does not have a material effect on the cost to the Corporation on maintaining the Plan;

     NOW, THEREFORE, BE IT

     RESOLVED, that effective January 1, 1998, Section 3.1 of the Plan, "ELIGIBILITY", is amended by adding the following sentence to the end thereof:

               "Participation in the Plan by the Executive shall commence on the first day of the month following or coincident with the completion of 30 days of employment with the Company."

     and it is

     FURTHER RESOLVED, that effective January 1, 1998, Section 6.2, "INVESTMENT", is amended by adding the following to the end thereof:

               "The Investment Committee shall not be limited or restricted to investments of a character authorized for trustees or other fiduciaries under any


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          present or future laws.  The Investment Committee is authorized to establish, on behalf of each Participant, a "brokerage option" or account, to direct the Investment Committee to purchase or sell any capital, common, and preferred stocks, corporate and governmental or other obligations, whether debt or equity, mortgages, oil, gas or mineral properties and rights, royalties, payments or other interests in such properties, put and call options, and such other investments that the Investment Committee may deem appropriate;" and it is

     FURTHER RESOLVED, that the proper members of the Committee be, and each of them hereby is, authorized and directed to execute and deliver all documents, and take all such other actions which, with the advice of counsel, deemed necessary or desirable to implement the purpose and intent of this and the foregoing resolutions.

     This instrument may be executed in one or more counterparts.

     IN WITNESS WHEREOF, the undersigned have executed this instrument and directed that it be filed with the minutes of the proceedings of the Committee this 21st day of January, 1998.




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Alane Baranello                              Carl Pope


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                                   J. L. Effinger